UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2006 (May 19, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 19, 2006, the Board of Directors of Dynegy Inc. (the “Board”) approved the following amendments to the amended and restated bylaws of Dynegy Inc. (“Dynegy”), dated as of November 16, 2005 (the “Bylaws”), effective as of May 19, 2006:

(i) an amendment to the introduction to Article III, Section 7(B) of the Bylaws to include a parenthetical reference to Section 3.1 of the proposed second amended and restated shareholder agreement between Dynegy and Chevron U.S.A. Inc.;

(ii) with respect to the requirement set forth in the last sentence of Article IV, Section 1 of the Bylaws that each committee of the Board, other than the Corporate Governance and Nominating Committee, have at least one Class B Director (as defined in the Bylaws) thereon, an amendment to such sentence to provide an exception to such requirement in the event each Class B Director declines to serve on such committee; and

(iii) an amendment to Article IV, Section 3(H) of the Bylaws to provide that, with respect to an issuance of shares of the capital stock of Dynegy, the Board may direct a committee of the Board to (A) fix the pricing terms or the designation and relative rights, preferences and limitations of a series of shares if the Board has approved the maximum number of shares to be issued pursuant to such delegated authority or (B) fix the price of the shares to be allocated to particular employees under a Dynegy employee benefit plan.

A copy of Amendment No. 1 to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 22, 2006, Dynegy issued a press release announcing (i) the entering into of a preferred stock redemption agreement with Chevron U.S.A. Inc. with respect to the proposed redemption of Dynegy’s outstanding Series C convertible preferred stock, (ii) the entering into of a purchase agreement with Duke Power Company LLC d/b/a Duke Energy Carolinas, LLC with respect to the proposed sale of Dynegy’s Rockingham power generation facility and (iii) that, in connection with the proposed sale of the Rockingham facility, Dynegy’s principal financing subsidiary, Dynegy Holdings Inc., will enter into a new $150 million term loan facility. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release shall not be deemed to be incorporated by reference into the filings of Dynegy or Dynegy Holdings Inc. under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. The press release contains statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth in such press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment No. 1, effective as of May 19, 2006, to the Amended and Restated Bylaws of Dynegy Inc., dated as of November 16, 2005.

99.1	Press release by Dynegy Inc., dated May 22, 2006, announcing (i) the entering into of a preferred stock redemption agreement with Chevron U.S.A. Inc. with respect to the proposed redemption of Dynegy Inc.’s outstanding Series C convertible preferred stock, (ii) the entering into of a purchase agreement with Duke Power Company LLC d/b/a Duke Energy Carolinas, LLC with respect to the proposed sale of Dynegy’s Rockingham power generation facility and (iii) that, in connection with the proposed sale of the Rockingham facility, Dynegy Inc.’s principal financing subsidiary, Dynegy Holdings Inc., will enter into a new $150 million term loan facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: May 22, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP-Administration & Secretary

DYNEGY HOLDINGS INC.
(Registrant)

Date: May 22, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP-Administration & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1, effective as of May 19, 2006, to the Amended and Restated Bylaws of Dynegy Inc., dated as of November 16, 2005

99.1	Press release by Dynegy Inc., dated May 22, 2006, announcing (i) the entering into of a preferred stock redemption agreement with Chevron U.S.A. Inc. with respect to the proposed redemption of Dynegy Inc.’s outstanding Series C convertible preferred stock, (ii) the entering into of a purchase agreement with Duke Power Company LLC d/b/a Duke Energy Carolinas, LLC with respect to the proposed sale of Dynegy’s Rockingham power generation facility and (iii) that, in connection with the proposed sale of the Rockingham facility, Dynegy Inc.’s principal financing subsidiary, Dynegy Holdings Inc., will enter into a new $150 million term loan facility.